                                                                     EXHIBIT 3.1

                    AMENDMENT TO ARTICLES OF INCORPORATION
                    --------------------------------------

                                      OF
                                      --

                              KOHL'S CORPORATION
                              ------------------


     At a meeting of the Board of Directors of Kohl's Corporation on March 8, 1999 the following resolution was proposed, and at a meeting of the shareholders of Kohl's Corporation on May 25, 1999, the following resolution was duly adopted in accordance with Section 180.1003 of the Wisconsin Statutes:

          BE IT RESOLVED, that Article III of the Articles of Incorporation of Kohl's Corporation be amended by changing the number of authorized shares of stock to read as follows:

             Designation            Par Value         Authorized
                Class               Per Share      Number of Shares
              ---------            -----------    ------------------
            Common Shares              $.01           800,000,000
           Preferred Shares            $.01            10,000,000

     and except as set forth above, Article III shall remain in full force and effect without further amendment or modification.

     Executed in duplicate this 25th of May, 1999.


                              KOHL'S CORPORATION



                              By: /s/ R. Lawrence Montgomery
                                  --------------------------
                                  R. Lawrence Montgomery,
                                  Chief Executive Officer


This instrument was drafted by:

     Larry D. Lieberman
     Godfrey & Kahn, S.C.
     780 North Water Street
     Milwaukee, Wisconsin 53202

                    AMENDMENT TO ARTICLES OF INCORPORATION
                    --------------------------------------

                                      OF
                                      --

                              KOHL'S CORPORATION
                              ------------------

     Pursuant to the consent of the Board of Directors of Kohl's Corporation on April 18, 1996 and the vote of shareholders of Kohl's Corporation on May 29, 1996, and in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution was duly adopted:

          BE IT RESOLVED, that Article III of the Articles of Incorporation of Kohl's Corporation be amended by changing the number of authorized shares of stock to read as follows:

------------------------------------------------------------------------------------------------
Designation Class                     Par Value Per Share          Authorized Number of Shares
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
Common Shares                         $    .01                              400,000,000
------------------------------------------------------------------------------------------------
Preferred Shares                      $    .01                               10,000,000
------------------------------------------------------------------------------------------------

and except as set forth above, Article III shall remain in full force and effect without further amendment or modification.

     Executed in duplicate this 20th day of June, 1996.



                                    KOHL'S CORPORATION


                                    By: /s/  John F. Herma
                                       --------------------
                                    John F. Herma, Chief Operating Officer
                                    and Secretary


This instrument was drafted by:

     Larry D. Lieberman
     Godfrey & Kahn, S.C.
     780 North Water Street
     Milwaukee, Wisconsin 53202

                             ARTICLES OF MERGER OF
                             ---------------------

                              KOHL'S CORPORATION
                              ------------------

                                 WITH AND INTO
                                 -------------

                         KOHL'S WISCONSIN CORPORATION
                         ----------------------------

     Kohl's Wisconsin corporation, a corporation organized under the laws of the State of Wisconsin, hereby certifies pursuant to Section 180.1107 of the Wisconsin Statutes, as follows:

     1. The Agreement and Plan of Merger by and between Kohl's Wisconsin Corporation and Kohl's Corporation, a Delaware corporation, is attached hereto as Appendix A and made a part hereof.

     2. Said Plan of Merger was adopted and approved by the Board of Directors and sole shareholder of Kohl's Wisconsin Corporation on March 23, 1993, in accordance with Sections 180.1101 and 180.1103 of the Wisconsin Statutes.

     3. All provisions of the laws of the States of Wisconsin and Delaware applicable to the proposed merger have been complied with.

     IN WITNESS WHEREOF, Kohl's Wisconsin Corporation has caused these Articles of Merger to be executed on this 3rd day of June, 1993.


                                    KOHL'S WISCONSIN CORPORATION


                                    By: /s/  William S. Kellogg
                                        ------------------------
                                    William S. Kellogg,
                                    Chairman of the Board and
                                    Chief Executive Officer

This instrument was drafted by:

     Larry D. Lieberman
     Godfrey & Kahn, S.C.
     780 North Water Street
     Milwaukee, Wisconsin 53202

                                                                      APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, made and entered into as of this 23rd day of March, 1993, by and between Kohl's Wisconsin Corporation, a Wisconsin corporation (the "Surviving Corporation"), and Kohl's Corporation, a Delaware corporation (the "Merging Corporation"). The Merging Corporation and the Surviving Corporation are sometimes collectively referred to herein as the "Constituent Corporations."

                                   RECITALS

     The Merging Corporation is a Delaware corporation having authorized capital consisting of 60,000,000 shares of Common Stock, $.01 par value, of which 36,608,148 shares are issued and outstanding as of the date hereof, and 3,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding as of the date hereof.

     The Surviving Corporation is a Wisconsin corporation having authorized capital consisting of 200,000,000 Common Shares, $0.01 par value, of which 100 shares are issued and outstanding as of the date hereof, and 10,000,000 Preferred Shares, $.01 par value, of which no shares are issued and outstanding as of the date hereof. All of the outstanding Common Shares of the Surviving Corporation are owned by the Merging Corporation.

     The Merging Corporation and the Surviving Corporation have determined it to be advisable for the Merging Corporation to merge with and into the Surviving Corporation (the "Merger") pursuant to the applicable provisions of the Wisconsin Business Corporation Law and the Delaware General Corporation Law on the terms hereinafter set forth, and the Boards of Directors of the Merging Corporation and Surviving Corporation have each approved and adopted this Agreement and Plan of Merger and authorized the execution hereof.

                                PLAN OF MERGER

     In consideration of the premises, the parties hereto adopt arid make this Agreement and Plan of Merger and prescribe the terms and conditions of such Merger and the manner of carrying the same into effect, which shall be as follows:

     1. Effective 9:00 a.m., Milwaukee time, on June 4, 1993, (such time and date being referred to herein as the "Effective Date"), the Merging Corporation shall be merged with and into the Surviving Corporation.

     2. The manner and basis of converting the issued and outstanding shares of the Merging Corporation's stock and the outstanding stock options granted under the Merging Corporation's 1992 Long Term Compensation Plan (the "Incentive Plan") into shares of stock and stock options of the Surviving Corporation shall be as follows:

          (a) At the Effective Date each share, of Common Stock of the Merging Corporation issued and outstanding shall, without any action on the part of either of the Constituent Corporations or any holder of such share, be converted into one fully paid and nonassessable Common Share of the Surviving Corporation (subject to the liability under Section 180.0622(2)(b) of the Wisconsin Statutes).

          (b) Each stock certificate which, prior to the Effective Date, represented issued and outstanding shares of the Common Stock of the Merging Corporation shall be and become on the Effective Date a certificate representing an identical number of Common Shares of the Surviving Corporation, automatically by virtue of the Merger and without any action on the part of the holder thereof.

          (c) At the Effective Date, each share of Common Stock of the Merging Corporation held as treasury stock shall be cancelled and returned to the status of authorized but unissued shares.

          (d) Each stock option granted by the Merging Corporation (under or subject to the Incentive Plan of the Merging Corporation) and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a stock option to purchase, upon the same terms and conditions, an identical number of the Surviving Corporation's Common Shares (subject to future adjustments as may be provided in the Incentive Plan). The price per share payable upon exercise under each of said options shall (subject to future adjustments as may be provided in the Incentive Plan) be equal to the exercise price per share thereunder immediately prior to the Effective Date. A number of the Surviving Corporation's Common Shares shall be reserved for issuance upon the exercise of options equal to the number of shares of the Merging Corporation's Common Stock so reserved immediately prior to the Effective Date.

     3. At the Effective Date all of the Common Shares of the Surviving Corporation issued and outstanding immediately prior to the Effective Date of the Merger shall be cancelled and returned to the status of authorized but unissued shares.

     4. On the Effective Date, each employee benefit plan and incentive compensation plan to which the Merging Corporation is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan or incentive compensation plan of the Merging Corporation or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, the Merging Corporation's Common Stock, after the Effective Date such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Surviving Corporation's Common Shares upon the same terms and conditions.

     5. The officers and directors of the Surviving Corporation on the Effective Date shall be and continue to be the officers and directors of the Surviving Corporation thereafter, until their successors are duly appointed or elected.

     6. Upon the Effective Date, the Articles of Incorporation of the Surviving Corporation shall be amended as follows:

     Article I of the Surviving Corporation's Articles of Incorporation shall be amended to change the name of the Surviving Corporation to "Kohl's Corporation."

The Articles of Incorporation of the Surviving Corporation, as so amended, shall remain in effect as the Articles of Incorporation of the Surviving Corporation after the Merger.

     7. The Bylaws of the Surviving Corporation, as they exist immediately prior to the Effective Date, shall remain in effect as the Bylaws of the Surviving Corporation thereafter, unaffected by the Merger.

     8. On the Effective Date, the Merging Corporation shall be merged with and into the Surviving Corporation, which shall continue its corporate existence under the laws of the State of Wisconsin. The separate existence and corporate organization of the Merging Corporation shall cease upon the Effective Date, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, as well of a public as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other things in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of such Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations, and any claims existing or action or proceeding pending by or against the Constituent Corporations may be prosecuted to judgment as if such Merger had not taken place. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

     9. This Agreement and Plan of Merger shall be submitted to the shareholders of each of the Constituent Corporations hereto in accordance with the applicable provisions of law, and the consummation of the Merger herein provided for is conditioned upon the approval and adoption hereof by the shareholders of the respective parties as provided by law.

     10. This Agreement and Plan of Merger and the Merger herein contemplated may be abandoned by the Board of Directors of either of the Constituent Corporations at any time prior to the Effective Date. This Agreement may be amended, modified or supplemented at any time (before or after shareholder approval) prior to the Effective Date with the mutual consent of the Boards of Directors of the Merging Corporation and the Surviving Corporation; provided, however, that this Agreement may not be amended, modified or supplemented after it has been approved by the Merging Corporation's shareholders in any manner which. in the judgment of the Board of Directors of the Merging Corporation, would have a material adverse effect on the rights of the Merging Corporation's shareholders or in any manner not permitted under applicable law.

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed by their duly authorized officers, all as of the day and year first above written.


                                    KOHL'S CORPORATION,
                                    a Delaware corporation


                                    By: /s/  William S. Kellogg
                                        -----------------------
                                    William S. Kellogg
                                    Chairman of the Board and
                                    Chief Executive Officer

                                    KOHL'S WISCONSIN CORPORATION,
                                    a Wisconsin corporation


                                    By: /s/  William S. Kellogg
                                        -----------------------
                                    William S. Kellogg
                                    Chairman of the Board and
                                    Chief Executive Officer

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                         KOHL'S WISCONSIN CORPORATION
                         ----------------------------

     The undersigned incorporator, acting as incorporator of a corporation under the Wisconsin Business Corporation Law Chapter 180 of the Wisconsin Statutes (the "WBCL"), adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I

                                     Name
                                     ----

     The name of the corporation is Kohl's Wisconsin Corporation.

                                  ARTICLE II

                                   Purposes
                                   --------

     The purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the WBCL.

                                  ARTICLE III

                                 Capital Stock
                                 -------------

     The aggregate number of shares which the corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:

Designation Class           Par Value Per Share       Authorized Number of Shares
-----------------           -------------------       ---------------------------
Common Shares                      $ .01                      200,000,000
Preferred Shares                   $ .01                       10,000,000

The preferences, limitations and relative rights of shares of each class of stock shall be as follows:

     A.   Common Shares.

     (1) Voting. Except as otherwise provided by law and subject to the rights of holders of any series of Preferred Shares, only the holders of Common Shares shall be entitled to vote for the election of directors of the corporation and for all other corporate purposes. Except as otherwise provided by law, upon any such vote, each holder of Common Shares shall be entitled to one vote for each common Share held of record by such shareholder.

     (2) Dividends. Subject to the rights of holders of any series of Preferred Shares, the holders of Common Shares shall be entitled to receive such dividends as may be declared thereon from time to time by the Board Of Directors, in its discretion, out of any funds of the corporation at the time legally available for payment of dividends on Common Shares.

     (3) Liquidation. In the event of the voluntary or involuntary dissolution, liquidation or winding up of the corporation, after there have been paid to or set aside for the holders of any series of Preferred Shares the full preferential amounts, if any, to which they are entitled, the holders of outstanding Common Shares shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the corporation available for distribution.

     B.   Preferred Shares.

     The Preferred Shares may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuances thereof, prior to the issuances of any shares thereof. Unless otherwise provided in the resolution establishing a series of Preferred Shares, prior to the issue of any shares of a series so established or to be established, the Board of Directors may, by resolution, amend the relative rights and preferences of the shares of such series.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Shares shall be governed by the following provisions:

          (i) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of Preferred Shares in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including (but not limiting the generality thereof) the following:

               (A) The number of shares to constitute each such series, and the designation of each such series.

               (B) The dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of stock, and whether such dividends shall be cumulative, noncumulative or partially cumulative,

               (C) Whether the shares of each such series shall be subject to redemption by the corporation and if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

               (D) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of each such series.

               (E) Whether or not the shares of each such series shall be convertible into or exchangeable for any other securities of the corporation, including shares of any other class, classes or series of any other class or classes of stock of the corporation, or any debt securities of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates of exchange, adjustments, and other terms and conditions of such conversion or exchange.

               (F) The extent, if any, to which the holders of the shares of each such series shall be entitled to vote with respect to the election of directors or otherwise.

               (G) The restrictions, if any, on the issue or reissue of any additional Preferred Shares.

               (H) The rights of the holders of the shares of each such series upon the dissolution of, or upon the distribution of the assets of, the corporation.

          (ii) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Shares, the holders of any such series shall have no voting powers whatsoever.

                                  ARTICLE IV

                               Preemptive Rights
                               -----------------

     No holder of any capital stock of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares.

                                   ARTICLE V

                              Board of Directors
                              ------------------

     (a) Number of Directors, Tenure and Qualifications. Except as provided pursuant to subparagraph (d) of this Article V, the number of directors constituting the Board of Directors of the corporation shall be such number, not less than 5 nor more than 15, as from time to time shall be determined by the then authorized number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. The initial Class I directors shall be William S. Kellogg and Lawrence B. Sorrel; the initial Class II directors shall be Jay H. Baker, Herbert Simon and Peter M. Sommerhauser; and the initial Class III directors shall be John F. Herma, Jules Allen and Frank V. Sica. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the directors of one class expiring each year. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, the initial Class I directors shall serve for a term ending on the date of the annual meeting of shareholders held in 1993, the initial Class II directors shall serve for a term ending on the date of the annual meeting of shareholders held in 1994, and the initial Class III directors shall serve for a term ending on the date of the annual meeting of shareholders held in 1995. Each director shall hold office until the annual meeting for the year in which his term expires and until such director's successor shall be elected and qualified, subject, however, to such director's earlier death, resignation, disqualification or removal from office.

     (b) Vacancies. Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or resulting from death, resignation, disqualification, removal or otherwise, other than a vacancy with respect to a director elected as provided pursuant to subparagraph (d) of this
Article V, shall be filled by the vote of the majority of the directors then in office (excluding directors, if any, elected as provided pursuant to subparagraph (d) of this Article V), even if less than a quorum, or by a sole remaining director. If no director remains in office, any vacancy may be filled by the shareholders. Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected and until his successor shall be elected and shall qualify.

     (c) Removal of Directors. Exclusive of directors, if any, elected as provided pursuant to subparagraph (d) of this Article V, a director of the corporation may be removed from office prior to the expiration of his term of office at any time, but only for cause and only by the affirmative vote of a majority of the outstanding shares of capital stock of the corporation entitled to vote with respect to the election of such director at a meeting of the shareholders duly called for such purpose.

     (d) Directors Elected by Preferred Shares. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Shares issued by the corporation shall have the right, voting pursuant to the term of such Preferred Shares, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such Preferred Shares. Unless expressly provided by such terms, directors so elected shall not be divided into classes and, during the prescribed terms of office of such directors, the Board of Directors shall consist of such number of directors determined as provided in subparagraph (a) of this Article V plus the number of directors determined as provided in this subparagraph (d) of this Article V.

     (e) Shareholder Nominations. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the corporation.

     (f) Amendment or Repeal. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of stock entitled to vote on the matter, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article V.

                                  ARTICLE VI

                              Shareholder Action
                              ------------------

     The shareholders shall not be entitled to take action without a meeting by less than unanimous consent. Except as otherwise required by law and subject to the express rights of the holders of any class or series of stock having a preference over the Common Shares as to dividends or upon liquidation, annual and special meetings of the shareholders shall be called, the record date or dates shall be determined and notice shall be sent as set forth in the Bylaws of the corporation. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser affirmative vote may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of stock entitled to vote on the matter, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal Articles II or VIII of the Bylaws, or this Article VI or any provision thereof or hereof; provided, however, that the Board of Directors may alter, amend, or adopt any provision inconsistent with, or repeal Articles II or VIII of the Bylaws, or any provision thereof, without a vote of shareholders.

                                  ARTICLE VII

                          Registered Office and Agent
                          ---------------------------

     The address of the initial registered office of the corporation is 44 East Mifflin Street, Madison, Dane County, Wisconsin 53703 and the name of its initial registered agent at such address is C T Corporation System.

                                 ARTICLE VIII

                                 Incorporator
                                 ------------

     The name and address of the incorporator is Peter M. Sommerhauser, 780 North Water Street, Milwaukee, Wisconsin 53202.

     Executed this 19th day of March, 1993.


                                    /s/ Peter M. Sommerhauser
                                    -------------------------
                                    Peter M. Sommerhauser

This instrument was drafted by:

     Larry D. Lieberman
     Godfrey & Kahn, S.C.,
     780 N. Water Street
     Milwaukee, Wisconsin 53202